EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of SPX Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 22, 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 22, 2013